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NorthWestern (TM)                                                   News Release
Corporation                                                             NYSE:NOR


Contacts:

Investors:                                Media:

Elizabeth A. Evans                        Roger Schrum
605-978-2929                              605-978-2848
liz.evans@northwestern.com                roger.schrum@northwestern.com


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             NORTHWESTERN CORPORATION REPORTS FIRST QUARTER 2002 EPS
                     OF 65 CENTS FROM CONTINUING OPERATIONS

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                REAFFIRMS FULL-YEAR EPS TARGET OF $2.30 TO $2.55
                           FROM CONTINUING OPERATIONS

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       BOARD OF DIRECTORS APPROVES 31 3/4 CENTS DIVIDEND PER COMMON SHARE

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SIOUX FALLS, S.D. - April 30, 2002 - NorthWestern Corporation (NYSE:NOR) today reported first quarter 2002 income from continuing operations of $24.0 million or 65 cents per diluted share, before extraordinary charges and discontinued operations, compared with income from continuing operations of $13.2 million or 48 cents per diluted share in the first quarter of 2001. Results for the first quarter would have increased by an additional 23 cents per share with the inclusion of January 2002 results from the recently acquired Montana Power energy operations.

    "Our energy and communications businesses posted strong first quarter results from continuing operations with the addition of the former Montana Power operations to NorthWestern Energy's results, effective Feb. 1, 2002, and substantial improvement as we expected in operating results from our communications business, Expanets," said Merle D. Lewis, NorthWestern's chairman and chief executive officer. "We are well positioned to deliver on our operating plans for 2002 and continue to have confidence in our previously announced 2002 earnings target of $2.30 to $2.55 per share from continuing operations."
    Revenues from continuing operations for the first quarter of 2002 were $480.1 million, compared with $477.6 million in the same quarter in 2001. Revenues from continuing operations increased during the first quarter with the addition of NorthWestern Energy's Montana operations. However, first quarter revenues reflect reduced energy commodity prices, lower communications revenues as a result of efforts to build a stronger base of recurring, higher-margin sales, and soft consumer spending impacting sales of energy-related heating, ventilation and air conditioning services.


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NorthWestern Reports 2002 First Quarter Results
   of 65 Cents EPS From Continuing Operations
April 30, 2002
Page 2


    Lewis said NorthWestern's first quarter results also reflect the progress the company has made from its Operational Excellence initiatives which are targeting $150 million in annualized reductions in selling, general and administrative (SG&A) and other expenses. As a result of these initiatives, first quarter 2002 SG&A was reduced to 30.9 percent of operating revenues compared to 36.2 percent of revenues in the same quarter in 2001. "Initiatives ranging from shared support services between our operations to leveraged purchasing are allowing our businesses to better serve our customers and target future growth while improving results despite economic and market conditions," Lewis said.

Dividend Action

    NorthWestern's Board of Directors today reaffirmed the Company's dividend payment policy by approving a quarterly dividend of 31 3/4 cents per share on the Company's common stock payable June 1, 2002, to shareholders of record on May 15, 2002. NorthWestern has paid dividends for 55 consecutive years, and its 2002 annual dividend rate is currently $1.27 per share.
    NorthWestern has increased dividends for 18 consecutive years and has consistently ranked in the top tier of dividend paying companies among the Dow Jones Utility Index as a result of its policy of increasing dividends 5 to 10 percent annually. Over the past five years, NorthWestern's dividend had a compounded annual growth rate of 6.7 percent, which ranks near the top when compared with dividend increases paid by companies in the Dow Jones Utility Index.
    "Our strong energy businesses, along with the increasingly strong performance of our building communications business, provides a solid platform for increasing cash flow and improves our capability of increasing future earnings and dividends," said Lewis. "We are on target to generate in excess of $100 million in consolidated free cash flow on an annualized basis by year end, which we believe will allow for further debt reduction and profitability going forward."

Discontinued Operations and Extraordinary Charges

    As previously announced, in recognition of CornerStone Propane Partners, L.P.'s Jan. 18, 2002, announcement that it had retained Credit Suisse First Boston Corporation to pursue strategic options, including the possible sale or merger of the partnership, NorthWestern has adopted discontinued operations accounting for CornerStone and has recorded a noncash after-tax charge of $40 million or $1.46 per diluted share for the first quarter of 2002.


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NorthWestern Reports 2002 First Quarter Results
   of 65 Cents EPS From Continuing Operations
April 30, 2002
Page 3


    Also, as previously reported, NorthWestern recorded an extraordinary after-tax charge of $13.4 million or 49 cents per diluted share in the first quarter of 2002 in conjunction with the retirement of a $720 million acquisition term loan and related bank and other fees associated with the acquisition of Montana Power's energy business in February 2002. NorthWestern successfully completed the sale of $720 million of Senior Notes on March 13, 2002, and applied the proceeds toward the retirement of the acquisition term loan.
    Including the extraordinary charges and discontinued operations, NorthWestern reported a net first quarter 2002 loss of $29.5 million or $1.30 per fully diluted share, compared to $18.4 million or 70 cents per fully diluted share in the first quarter of 2001.

Continuing Businesses Results

    NorthWestern's electric and natural gas business segment, NorthWestern Energy, reported strong results for the first quarter of 2002 with earnings before interest, taxes, depreciation and amortization (EBITDA) of $56.5 million, up from $22.3 million for the first quarter of 2001. The quarter included two months of results from the recently acquired Montana energy operations. If January's results from Montana had been included, first quarter EBITDA would have increased by an additional $22.0 million. Recurring revenues for the first quarter of 2002 totaled $173.6 million, up from $105.7 million in the same period of 2001. If January's results from Montana had been included, first quarter revenues would have increased by an additional $61.5 million.
    NorthWestern's President and Chief Operating Officer Richard R. Hylland said, "We are extremely pleased with results from our combined energy operations. Our Montana operations set 2002 winter usage peaks for electricity and natural gas sales to our customers in March which helped offset lower demand stemming from warmer than normal temperatures in January and February."
    "We expect strong performance from our expanded energy businesses throughout 2002 and beyond, as we successfully integrate our combined operations that now include complementary winter and summer peaking customer bases. On an annualized basis, NorthWestern Energy is targeted to deliver in excess of $250 million in EBITDA while requiring less than $65 million in maintenance and capital expenditures," Hylland added.
    First quarter 2002 results for Expanets, NorthWestern's communications business, were substantially improved with $8.7 million in EBITDA, compared with negative EBITDA of $37.7 million for the first quarter in 2001. Revenues for the first quarter of 2002 were


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NorthWestern Reports 2002 First Quarter Results
   of 65 Cents EPS From Continuing Operations
April 30, 2002
Page 4


$201.9 million compared to $268.8 million in the same quarter in 2001. First quarter revenues reflect Expanets' efforts to build a stronger base of recurring, higher-margin revenues despite soft economic conditions in the communications market. Expanets' gross margins increased in the first quarter of 2002 to 38.2 percent of operating revenues compared to 30.8 percent in the first quarter of 2001, with margins targeted to be in excess of 40 percent in the second quarter.
    "Expanets had break-through performance in the first quarter of 2002 and is on track to deliver previously targeted results for 2002," Hylland said. "By restructuring its sales force for future growth and improved gross margins, migrating the business to a common information technology platform and eliminating costly transition expenses, Expanets expects to achieve its previously announced 2002 EBITDA target of $80 to $87 million. A key to Expanets' success in 2002 and beyond is linked to its significantly lower cost structure, including a greater than 50 percent reduction in its breakeven point as compared to last year. For example, Expanets' breakeven point in the first quarter of 2001 was approximately $375 million in revenues. Expanets' breakeven point in the first quarter of 2002 was down to approximately $185 million, and we expect this point will be reduced further in second quarter 2002 as the full benefit of previous cost reductions are realized which will drive even stronger EBITDA performance."
    Hylland said that the implementation of Expanets' new information technology system infrastructure, known as EXPERT, made significant strides during the first quarter and that order management and billing activities are fully operational. "The EXPERT system implementation has already delivered substantial savings by enabling Expanets to reduce costly service agreements created as a part of Expanets' purchase of the Growing and Emerging Markets (GEM) division of Lucent Technologies. Also in March, Expanets established the Expanets Technical Assistance Center (ETAC) through a new market-driven outsourcing agreement with Avaya to provide warranty repair and maintenance service for customers with Avaya-supported solutions. While the agreement is focused on improving service excellence to Expanets' customers, it also replaces the last of the costly transitional service agreements between Expanets and Avaya, and should deliver significant additional cost savings."
    Blue Dot, NorthWestern's energy-related heating, ventilation and air conditioning services provider, reported first quarter 2002 negative EBITDA of $888 thousand, compared to positive EBITDA of $2.2 million in same quarter in 2001. Revenues declined to $94.5 million in the first quarter of 2002 from $99.6 million in the first quarter of 2001 due to mild weather, the exit of certain business lines and soft consumer confidence and spending.


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NorthWestern Reports 2002 First Quarter Results
   of 65 Cents EPS From Continuing Operations
April 30, 2002
Page 5


    "Blue Dot's first quarter EBITDA results are traditionally less than five percent of its full-year results. In addition, the company made the operating decision to keep its workforce in place during the quarter so that it would be in a position to take advantage of increasing seasonal business activity in the second and third quarters," said Hylland. "Blue Dot continues to make progress toward improving its operations and performance by aggressively managing underperforming locations, focusing on profitable sales initiatives, completing Operational Excellence initiatives, including the relocation of the company's headquarters to Sioux Falls, which will result in savings of more than $4 million annually, and implementing a new vehicle sale/leaseback transaction that will reduce its capital expenditures by $10 to $12 million annually."
    Effective Jan. 1, 2002, NorthWestern implemented the new accounting standard, SFAS No. 142, Goodwill and Other Intangible Assets, which eliminates the requirement to amortize goodwill and limits amortization of other intangibles to instances where the assets have a finite determinable life. Kipp Orme, NorthWestern's vice president and chief financial officer said that initial impairment testing is currently being evaluated and should be completed by the end of the second quarter of 2002. However, based on preliminary testing, Orme said the Company does not expect a goodwill or other intangibles impairment charge resulting from the adoption of SFAS No. 142.

Conference Call

    As previously announced, the Company will conduct a conference call with analysts today at 11 a.m. Eastern time. The conference call will be webcast live via the NorthWestern Corporation Web site at www.northwestern.com or at www.companyboardroom.com.

About NorthWestern

   NorthWestern Corporation, a FORTUNE 500 company, is a leading provider of services and solutions to more than 2 million customers across America in the energy and communications sectors. NorthWestern's partner businesses include NorthWestern Energy, a provider of electricity, natural gas and related services to customers in Montana, South Dakota and Nebraska; Expanets, a leading mid-market provider of networked communications solutions and services in the United States; and Blue Dot, a nationwide provider of heating, ventilation, air conditioning and related services. Further information about NorthWestern is available on the Internet at www.northwestern.com.


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NorthWestern Reports 2002 First Quarter Results
   of 65 Cents EPS From Continuing Operations
April 30, 2002
Page 6


Forward-Looking Statements

   STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: All statements contained herein, as well as statements made in press releases and oral statements that may be made by us or by officers, directors or employees acting on our behalf, that are not statements of historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Among the factors that could cause our actual results to differ materially are: new accounting standards; the adverse impact of weather conditions; unscheduled generation outages; unscheduled maintenance or repairs; unanticipated changes to fossil fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; developments in the federal and state regulatory environment and the terms associated with obtaining regulatory approvals; costs associated with environmental liabilities and compliance with environmental laws; the rate of growth and economic conditions in our service areas and those of our subsidiaries; the speed and degree to which competition enters the industries and markets in which our businesses operate; the timing and extent of changes in interest rates and fluctuations in energy-related commodity prices; risks associated with acquisitions, transition and integration of acquired companies, including implementation of information systems and realizing efficiencies in excess of any related restructuring charges; reduction of minority interest basis requiring us to recognize an increased share of operating losses at certain of our subsidiaries; our ability to recover transition costs and approval of our default supply contract portfolio in Montana; disruptions and adverse effects in the capital market due to the changing economic environment; our credit ratings with Moody's, Standard & Poor's and Fitch; changes in customer usage patterns and preferences; and changing conditions in the economy, capital markets and other factors identified from time to time in our filings with the SEC. This news release should be read in conjunction with our Annual Report on Form 10K for 2001, and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which can be located at www.sec.gov or requested from the company.
   Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors.



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NorthWestern Corporation Reports First Quarter Results
April 30, 2002
Page 7



                            NORTHWESTERN CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME
                    (In Thousands, Except Per Share Amounts)
                                  (Unaudited)

                                                          THREE MONTHS ENDED
                                                               MARCH 31
                                                      --------------------------
                                                          2002          2001
                                                      ------------  ------------
Operating Revenues                                     $  480,113    $  477,592
Cost of Sales                                             269,691       322,448
                                                      ------------  ------------
Gross Margin                                              210,422       155,144
                                                      ------------  ------------
Operating Expenses:
 Selling, general and administrative                      148,150       172,815
 Depreciation                                              20,535         8,988
 Amortization of intangibles                                7,089        10,443
                                                      ------------  ------------
                                                          175,774       192,246
                                                      ------------  ------------
Operating Income (Loss)                                    34,648       (37,102)
Interest Expense                                          (21,686)      (12,393)
Investment Income and Other                                   694         1,178
                                                      ------------  ------------
Income (Loss) Before Income Taxes
 and Minority Interests                                    13,656       (48,317)
Benefit (Provision) for Income Taxes                       (4,611)       15,674
                                                      ------------  ------------
Income (Loss) Before Minority Interests                     9,045       (32,643)
Minority Interests                                         14,914        45,836
                                                      ------------  ------------
Income from Continuing Operations                          23,959        13,193
Discontinued Operations, Net of Tax
 and Minority Interests                                   (40,000)        5,196
                                                      ------------  ------------
Income (Loss) before Extraordinary Item                   (16,041)       18,389
Extraordinary Item, Net of Tax                            (13,447)            -
                                                      ------------  ------------
Net Income                                                (29,488)       18,389
Minority Interests on Preferred
Securities of Subsidiary Trusts                            (6,225)       (1,650)
Dividends on Cumulative Preferred Stock                       (48)          (48)
                                                      ------------  ------------
Earnings on Common Stock                               $  (35,761)   $   16,691
                                                      ============  ============
Average Common Shares Outstanding                          27,397        23,433

Earnings Per Average Common Share
 Continuing operations                                 $      .65    $      .49
 Discontinued operations                                    (1.46)          .22
 Extraordinary item                                          (.49)            -
                                                      ------------  ------------
 Basic                                                 $    (1.30)   $     0.71
                                                      ============  ============

 Continuing operations                                 $      .65    $      .48
 Discontinued operations                                    (1.46)          .22
 Extraordinary item                                          (.49)            -
                                                      ------------  ------------
 Diluted                                               $    (1.30)   $     0.70
                                                      ============  ============



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NorthWestern Corporation Reports First Quarter Results
April 30, 2002
Page 8

                                                   NORTHWESTERN CORPORATION
                                                      SEGMENT INFORMATION

                                                                1ST QUARTER ENDED MARCH 31, 2002
                                   -------------------------------------------------------------------------------------------
                                                        PARENT COMPANY
                                   --------------------------------------------------------
                                                            Total
                                                          Electric &              Total
                                               Natural     Natural      All       Parent     Communi-
                                    Electric     Gas         Gas       Other      Company     cations      HVAC       Total
                                   ---------- ---------- ----------- ---------- ----------- ----------- ---------- -----------
Operating revenues                  $ 95,336   $ 78,244   $ 173,580   $ 10,145   $ 183,725   $ 201,905   $ 94,483   $ 480,113
Cost of sales                         31,616     47,963      79,579      5,619      85,198     124,750     59,743     269,691
                                   ---------- ---------- ----------- ---------- ----------- ----------- ---------- -----------
Gross margin                          63,720     30,281      94,001      4,526      98,527      77,155     34,740     210,422

Selling, general and administrative   27,705      9,791      37,496      6,527      44,023      68,499     35,628     148,150
Depreciation                          10,177      2,538      12,715        703      13,418       4,494      2,623      20,535
Amortization of intangibles                -          -           -          7           7       6,895        187       7,089
                                   ---------- ---------- ----------- ---------- ----------- ----------- ---------- -----------
Operating income (loss)             $ 25,838   $ 17,952      43,790     (2,711)     41,079      (2,733)    (3,698)     34,648
                                   =========  ==========

Interest expense                                            (12,226)    (3,385)    (15,611)     (5,974)      (101)    (21,686)
Investment income and other                                     283        399         682          (1)        13         694
                                                         ----------- ---------- ----------- ----------- ---------- -----------
Income (loss) before taxes and                               31,847     (5,697)     26,150      (8,708)    (3,786)     13,656
minority interests
Benefit (provision) for income taxes                        (11,802)     3,630      (8,172)      2,207      1,354      (4,611)
                                                         ----------- ---------- ----------- ----------- ---------- -----------
Income (loss) before minority interests                   $  20,045   $ (2,067)  $  17,978   $  (6,501)  $ (2,432)    $ 9,045
                                                         =========== ========== =========== =========== ========== ===========


                                                                1ST QUARTER ENDED MARCH 31, 2001
                                   -------------------------------------------------------------------------------------------
                                                        PARENT COMPANY
                                   --------------------------------------------------------
                                                            Total
                                                          Electric &              Total
                                               Natural     Natural      All       Parent     Communi-
                                    Electric     Gas         Gas       Other      Company     cations      HVAC       Total
                                   ---------- ---------- ----------- ---------- ----------- ----------- ---------- -----------
Operating revenues                  $ 29,361   $ 76,319   $ 105,680   $  3,484   $ 109,164   $ 268,797   $ 99,631   $ 477,592
Cost of sales                          5,324     66,315      71,639      2,292      73,931     186,008     62,509     322,448
                                   ---------- ---------- ----------- ---------- ----------- ----------- ---------- -----------
Gross margin                          24,037     10,004      34,041      1,192      35,233      82,789     37,122     155,144

Selling, general and administrative    7,487      4,275      11,762      5,639      17,401     120,505     34,909     172,815
Depreciation                           3,212        835       4,047        491       4,538       2,316      2,134       8,988
Amortization of intangibles                -          -           -         29          29       8,674      1,740      10,443
                                   ---------- ---------- ----------- ---------- ----------- ----------- ---------- -----------
Operating income (loss)             $ 13,338   $ 4,894       18,232     (4,967)     13,265     (48,706)    (1,661)    (37,102)
                                   =========  ==========

Interest expense                                             (2,203)    (6,476)     (8,679)     (2,358)    (1,356)    (12,393)
Investment income and other                                      26      1,242       1,268        (152)        62       1,178
                                                         ----------- ---------- ----------- ----------- ---------- -----------
Income (loss) before taxes and                               16,055    (10,201)      5,854     (51,216)    (2,955)    (48,317)
minority interests
Benefit (provision) for income taxes                         (5,524)     3,288      (2,236)     17,461        449      15,674
                                                         ----------- ---------- ----------- ----------- ---------- -----------
Income (loss) before minority interests                   $  10,531   $ (6,913)  $   3,618   $ (33,755)  $ (2,506)  $ (32,643)
                                                         =========== ========== =========== =========== ========== ===========


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